                                                                      EXHIBIT 99

                               [MAX & ERMA'S LOGO]
                   4849 EVANSWOOD DRIVE, COLUMBUS, OHIO 43229

FOR IMMEDIATE RELEASE
MAX & ERMA'S RESTAURANTS, INC.             For Further Information Contact:
NASDAQ:  MAXE                              William C. Niegsch, Jr.
                                           Exec.Vice President & Chief Financial
                                           Officer
JUNE 16, 2005                              (614) 431-5800
                                           www.maxandermas.com

                         MAX & ERMA'S RESTAURANTS, INC.
                         REPORTS SECOND QUARTER RESULTS

SECOND QUARTER HIGHLIGHTS:

-     RECORD SECOND QUARTER REVENUE OF $43.0 MILLION

- THREE COMPANY-OWNED AND THREE FRANCHISED RESTAURANTS SCHEDULED TO OPEN IN SECOND HALF OF 2005

- $1.45 MILLION ASSET IMPAIRMENT CHARGE SHOULD RESULT IN $800,000 ANNUAL EARNINGS IMPROVEMENT

-     ANNUAL STOCKHOLDER'S MEETING SET FOR SEPTEMBER 9, 2005

FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share data)

                                                 12 WEEKS ENDED                                  28 WEEKS ENDED
                                  -----------------------------------------        -----------------------------------------
                                                                                                                        %
                                   5/15/05           5/09/04       % Change         5/15/05           5/09/04         Change
                                  ---------         ---------      --------        ---------         ---------        ------
Revenues                          $  43,025         $  41,882         +2.7%        $ 100,296         $  95,304         +5.2%
Operating Income (Loss)           $  (1,260)        $   1,161          n/m         $     284         $   2,962        -90.4%
Income (Loss) Before Taxes        $  (1,799)        $     627          n/m         $    (979)        $   1,831          n/m
Net Income (Loss)                 $    (944)        $     497          n/m         $    (289)        $   1,388          n/m
Diluted Net Income (Loss)
  per Common Share                $   (0.37)        $    0.19          n/m         $   (0.11)        $    0.54          n/m
Diluted Shares Outstanding            2,549             2,580         -1.2%            2,529             2,593         -2.5%
                                  ---------         ---------         ----         ---------         ---------        -----

COLUMBUS, OHIO, JUNE 16, 2005 - MAX & ERMA'S RESTAURANTS, INC. (Nasdaq/NMS:
MAXE) today reported second quarter 2004 financial results.

Revenues for the second quarter of 2005 rose 3% to a second quarter record of $43.0 million from $41.9 million for the second quarter of 2004. Year-to-date revenues increased 5% to $100.3 million for 2005 from $95.3 million for 2004. The Company reported a net loss of $(944,000) or $(0.37) per diluted share for the second quarter of 2005 versus net income of $497,000 or $0.19 per diluted share for the second quarter of 2004. Year-to-date the Company reported a net loss of $(289,000) or ($0.11) per diluted share for 2005 versus net income of $1.4 million or $0.54 per diluted share for 2004. Net income for the second quarter of 2005 and for the year was negatively impacted by a $1.45 million pre-tax Asset Impairment charge recorded in the second quarter of 2005. The charge related to the planned closing of two restaurants and the write down of assets at four underperforming restaurants and the write off of costs associated with the proposed deregistration transaction, which was terminated during the second quarter of 2005.

Todd Barnum, Chairman and Chief Executive Officer of Max & Erma's said that the two restaurants scheduled to be closed were near the end of their lease terms and were not operating profitability. He said that eliminating the losing operations, reduced depreciation related to the asset write downs and related overhead savings should save the company $800,000 annually.

Mr. Barnum went on to say that revenue growth has lagged behind this year due to a shift in the opening of new restaurants to the second half of the year and to negative same-store-sales, 1.5% down for the second quarter and 1.2% down year-to-date. He added, however, that six restaurants will open during the second half of the year, three Company and three franchised. He said that in an effort to revive sales the company significantly increased radio and television advertising in five markets, but that results were mixed and may not have generated sufficient sales gains to justify the expense. He said we will continue to evaluate the results and adjust marketing strategies accordingly. He said that competition, a sluggish mid-western economy and record high gasoline prices may be negatively impacting sales.

Mr. Barnum also announced that the Company has scheduled its Annual Stockholders Meeting for Friday, September 9, 2005 at 9:30a.m. at the Corporate Office. The meeting had been delayed from its normal April time period to allow a note on the proposed deregistered transaction, which was terminated during the second quarter of 2005.

Max & Erma's currently owns and operates 78 casual dining full-service restaurants in Akron, Columbus, Cleveland, Cincinnati, Dayton, Niles and Toledo, Ohio; Indianapolis, Indiana; Detroit, Ann Arbor, Grand Rapids, and Lansing Michigan; Pittsburgh and Erie, Pennsylvania; Lexington and Louisville, Kentucky; Chicago, Illinois; Charlotte, North Carolina; Atlanta, Georgia; Virginia Beach and Norfolk, Virginia. The Company also currently franchises 22 restaurants in Cleveland, Columbus, Chillicothe, Cincinnati, Wilmington, Sandusky and Dayton, Ohio, the Ohio Turnpike; St. Louis, Missouri; Green Bay, Wisconsin; Philadelphia, Pennsylvania; Edinburgh, Evansville, Seymour and South Bend, Indiana and Richmond, Virginia. A franchised restaurant is under construction in Huntington, West Virginia.

Company-owned restaurants are under construction in Plymouth, Michigan and Hamilton, Ohio. The Company's common shares are traded on the NASDAQ National Market System under the symbol MAXE.

This release includes "forward-looking" information statements, as defined in the Private Securities Litigation Reform Act of 1995, including the statements relating to future restaurant openings. Actual performance may differ materially from that projected in such statements. Major factors potentially affecting performance include a significant change in the performance of any existing units, the ability to obtain locations for, and complete construction of, additional restaurants at acceptable costs and the ability to obtain the services of qualified personnel at acceptable wages. The Cautionary statements regularly filed by the Company in its most recent annual report to the Securities and Exchange Commission on Form 10-K and its Quarterly Reports to the SEC on Forms 10-Q are incorporated herein by reference. Investors are specifically referred to such Cautionary statements for a discussion of factors which could affect the Company's operations and forward-looking statements made in this communication.

                         - FINANCIAL HIGHLIGHTS FOLLOW -

                         MAX & ERMA'S RESTAURANTS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                      May 15,
                                                       2005          October 31,
                                                    (UNAUDITED)         2004
                      ASSETS

Current Assets:
Cash                                               $  2,049,016     $  2,187,529
Inventories                                           1,283,304        1,377,366
Other Current Assets                                  3,297,703        2,865,251
Total Current Assets                                  6,630,023        6,430,146

Property - At Cost:                                  99,377,024       98,070,311
Less Accumulated Depreciation and Amortization       44,634,153       42,720,109
Property - Net                                       54,742,871       55,350,202

Other Assets                                          9,888,805        9,326,737
Total                                              $ 71,261,699     $ 71,107,085

           LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current Maturities of Long-Term Obligations        $  4,161,715     $  4,160,314
Accounts Payable                                      6,559,885        5,334,219
Accrued Payroll and Related Taxes                     2,721,732        1,914,099
Accrued Liabilities                                   5,296,687        4,589,203
Total Current Liabilities                            18,740,019       15,997,835

Long-Term Obligations - Less Current Maturities      38,253,683       41,053,030

Stockholders' Equity:
Preferred Stock - $.10 Par Value;
 Authorized 500,000 Shares - none outstanding
Common Stock - $.10 Par Value;
 Authorized 5,000,000 Shares,
 Issued and Outstanding 2,554,183 Shares
 at 5/15/05 and 2,507,328 Shares at 10/31/04            254,727          250,732
Additional Paid In Capital                              685,738          319,404
Accumulated Other Comprehensive (Loss)                  (72,566)        (203,406)
Retained Earnings                                    13,400,098       13,689,490
Total Stockholders' Equity                           14,267,997       14,056,220
Total                                              $ 71,261,699     $ 71,107,085

                         MAX & ERMA'S RESTAURANTS, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                          Twelve Weeks Ended               Twenty-eight Weeks Ended
                                     -------------------------------    -------------------------------
                                        May 15,           May 9,           May 15,           May 9,
                                         2005              2004             2005              2004
                                     -------------     -------------    -------------     -------------
REVENUES:                            $  43,024,863     $  41,882,192    $ 100,295,691     $  95,303,714

COSTS AND EXPENSES:
Costs of Goods Sold                     11,098,173        10,832,967       25,610,149        24,071,425
Payroll and Benefits                    13,844,390        13,633,259       31,850,514        30,837,128
Other Operating Expenses                14,362,187        13,022,428       33,055,194        29,803,418
Pre-Opening Expenses                       116,989           101,746          124,038           249,034
Impairment of Assets                     1,450,000                 -        1,450,000
Administrative Expenses                  3,413,598         3,130,350        7,921,698         7,380,834
                                     -------------     -------------    -------------     -------------
Total Operating Expenses                44,285,337        40,720,750      100,011,593        92,341,839
                                     -------------     -------------    -------------     -------------
Operating Income (Loss)                 (1,260,474)        1,161,442          284,098         2,961,875
Interest Expense                           538,233           515,120        1,244,235         1,111,674
Minority Interest in Income
  of Affiliated Partnerships                     -            19,252           19,252            19,252
                                     -------------     -------------    -------------     -------------

INCOME (LOSS) BEFORE INCOME TAXES       (1,798,707)          627,070         (979,389)        1,830,949
INCOME TAXES (CREDIT)                     (855,000)          130,000         (690,000)          443,000
                                     -------------     -------------    -------------     -------------
NET INCOME (LOSS)                    $    (943,707)    $     497,070    $    (289,389)    $   1,387,949
                                     =============     =============    =============     =============

NET INCOME (LOSS) PER SHARE:
 Basic                               $       (0.37)    $        0.20    $       (0.11)    $        0.57
                                     =============     =============    =============     =============
 Diluted                             $       (0.37)    $        0.19    $       (0.11)    $        0.54
                                     =============     =============    =============     =============

SHARES OUTSTANDING:
 Basic                                   2,549,083         2,457,539        2,529,133         2,454,266
                                     =============     =============    =============     =============
 Diluted                                 2,549,083         2,580,060        2,529,133         2,592,867
                                     =============     =============    =============     =============